(h)(6)(ii)

February 29, 2012

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between ING Series Fund, Inc. and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Large Cap Growth Fund (the “Fund”), a newly established series of ING Series Fund, Inc., effective on February 29, 2012, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated November 30, 2011.

The Amended Exhibit A has also been updated to reflect the removal of ING Tactical Asset Allocation Fund because this series recently liquidated.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

Very sincerely,

/s/ Todd Modic

Todd Modic

Senior Vice President

ING Series Fund, Inc.

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Susan M. Frasu

Name:	Susan M. Frasu

Title:	Managing Director , Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Series Fund, Inc.
Suite 100	Fax: 480-477-2700
Scottsdale, AZ 85258-2034	www.ingfunds.com

AMENDED EXHIBIT A

(Dated: February 29, 2012)

THIS AMENDED EXHIBIT A is Amended Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”). For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Series Fund, Inc.

ING Alternative Beta Fund

ING Capital Allocation Fund

ING Core Equity Research Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Large Cap Growth Fund

ING Money Market Fund

ING Small Company Fund

ING Strategic Allocation Portfolios, Inc.

ING Strategic Allocation Conservative Portfolio

ING Strategic Allocation Growth Portfolio

ING Strategic Allocation Moderate Portfolio

ING Variable Funds

ING Growth and Income Portfolio

ING Variable Portfolios, Inc.

ING Australia Index Portfolio

ING BlackRock Science and Technology Opportunities Portfolio

ING Emerging Markets Index Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING RussellTM Large Cap Growth Index Portfolio

ING RussellTM Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING RussellTM Mid Cap Index Portfolio

ING RussellTM Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

ING Balanced Portfolio, Inc.

ING Balanced Portfolio

ING Intermediate Bond Portfolio

ING Money Market Portfolio

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